Exhibit 99.1

Circuit City Credit Card Master Trust

Excess Spread Analysis - June 2005

Series	2003-2 *
Deal Size	$500 MM
Expected Maturity	04/17/06
Yield	21.01%
Less: Coupon	4.89%
Servicing Fee	1.39%
Net Credit Losses	6.67%
Excess Spread:
June-05	8.06%
May-05	7.87%
April-05	6.19%
Three month Average Excess Spread	7.37%
Delinquency:
30 to 59 days	1.86%
60 to 89 days	1.13%
90 + days	2.24%
Total	5.23%
Payment Rate	10.36%

*	Results are skewed due to the calculation methodology during the controlled accumulation period.